UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2013

Diamond Resorts Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-172772	95-4582157
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2013, DPM Acquisition, LLC (the “Buyer”), an unrestricted subsidiary of Diamond Resorts Corporation (including its successors and assigns, the “Company”), entered into an Asset Purchase Agreement with each of Monarch Owner Services, LLC, Resort Services Group, LLC and Monarch Grand Vacations Management, LLC (collectively, the “PMR Service Companies”), and the owner of such entities. Each of the PMR Service Companies provides various management services to the resorts and the collection added to the Company’s network through its acquisition of assets of Pacific Monarch Resorts, Inc. in May 2012 (the “PMR Acquisition”). In connection with the closing of the PMR Acquisition in May 2012, the Company and certain of its subsidiaries entered into various agreements (the “PMR Service Companies Agreements”) with the PMR Service Companies and the owner of such entities. The PMR Service Companies and the owner of such entities provided management, collection and reservation services for certain of the resorts owned by Pacific Monarch Resorts, Inc. and certain of its affiliates prior to their bankruptcy filing. Pursuant to the PMR Service Companies Agreements, the Company agreed that the PMR Service Companies and the owner of such entities would continue to provide such services to the resorts and the collection added to the Company’s network by the PMR Acquisition, subject to the Company’s oversight, following the consummation of the PMR Acquisition. Pursuant to the Asset Purchase Agreement, the Buyer has agreed to purchase resort management agreements for such resorts and collection, as well as accounting services agreements, billing and collection services agreements and other assets of the PMR Service Companies, subject to and conditioned upon the occurrence of a change of control or consummation of an initial public offering with respect to the Company (a “Triggering Event”) and subject to customary closing conditions.

Pursuant to the terms of the Asset Purchase Agreement, the purchase price for the PMR Service Companies’ assets is based upon a formula derived from, among other things, an agreed-upon adjusted EBITDA amount for the PMR Service Companies for the 12-month period ended March 31, 2013, and a multiple derived from such factors as the Company’s total enterprise value (based upon the applicable Triggering-Event) and the consolidated adjusted EBITDA of Diamond Resorts Parent, LLC and its subsidiaries for the 12-month period ended March 31, 2013. Pursuant to the Asset Purchase Agreement, prior to the closing of the acquisition, the Buyer will deposit into escrow 3% of the purchase price, which will be held to satisfy adjustments to the purchase price in favor of the Buyer pursuant to the terms of the Asset Purchase Agreement and claims for indemnification by the Buyer, its subsidiaries or affiliates, all in accordance with the terms of an escrow agreement. The Buyer has also agreed to assume specified liabilities related to the assets to be acquired pursuant to the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 12, 2013, among DPM Acquisition, LLC, Resort Services Group, LLC, Monarch Owner Services, LLC, Monarch Grand Vacations Management, LLC, and Mark Post.†

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts Corporation

June 18, 2013	By:	/s/ David F. Palmer
	Name:	David F. Palmer
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of June 12, 2013, among DPM Acquisition, LLC, Resort Services Group, LLC, Monarch Owner Services, LLC, Monarch Grand Vacations Management, LLC, and Mark Post.†

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Commission.